UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Trans World Entertainment Corporation
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TRANS WORLD ENTERTAINMENT CORPORATION
2818 N. Sullivan Road
Suite 30
Spokane, WA 99216
855-300-2710
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Date and Time	Thursday, September 3, 2020, at 10:00 A.M., Pacific Time
Place
Our meeting will be held online via live webcast. You can access the meeting via the internet at www.meetingcenter.io/219588432. To access the virtual meeting, please have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you visit the website. The password for this virtual meeting is – TWMC2020.

Items of Business	(1)	To elect three Directors to serve one year terms and until their successors are chosen and qualified;
	(2)	To adopt an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to change the name of the Company to “Kaspien Holdings Inc.”;
	(3)	To adopt an amendment to the Certificate of Incorporation and Bylaws to set the size of the Board of Directors at three directors;
(4)
To adopt an amendment to the Certificate of Incorporation and Bylaws to permit shareholders entitled to vote to take an action without a meeting by written consent of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, instead of unanimous approval;

(5)
To adopt an amendment to the Certificate of Incorporation to implement certain transfer restrictions intended to prevent an ownership change that could substantially reduce tax benefits associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended;

	(6)	To ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the fiscal year ending January 30, 2021; and
	(7)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Record Date
Shareholders of record as of July 10, 2020 are eligible to vote. A complete list of these shareholders will be available at our corporate offices at 2818 N. Sullivan Road, Suite 30, Spokane, WA 99216 during regular business hours for ten days prior to the Annual Meeting. This list also will be available during the Annual Meeting on the virtual meeting website. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.

Proxy Voting
We are furnishing proxy materials to shareholders primarily over the internet. We believe that this process expedites shareholders’ receipt of proxy materials, lowers the costs of the Annual Meeting and conserves natural resources. On or about July 16, 2020, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and Annual Report on Form 10-K for the fiscal year ended February 1, 2020 (“Annual Report”). This Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. We also include in the Notice instructions on how you can request a paper copy of the proxy materials.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please submit your vote via the internet, telephone or mail as soon as possible.
By order of the Board of Directors,

Edwin J. Sapienza, Secretary
July 15, 2020

TRANS WORLD ENTERTAINMENT CORPORATION
2818 N. Sullivan Road
Suite 30
Spokane, WA 99216
855-300-2710
PROXY MATERIALS
This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on September 3, 2020 (the “Annual Meeting”), and any adjournment or adjournments thereof.
We are furnishing proxy materials to shareholders primarily over the internet. We believe that this process expedites shareholders’ receipt of proxy materials, lowers the costs of the Annual Meeting and conserves natural resources. On or about July 16, 2020, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and Annual Report on Form 10-K for the fiscal year ended February 1, 2020 (“Annual Report”). This Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. We also include in the Notice instructions on how you can request a paper copy of the proxy materials.
The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information shareholders receive, and reduces the environmental impact of printing and mailing documents to our shareholders. Under this process, certain shareholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Any shareholders who object to or wish to begin householding may notify Edwin J. Sapienza, Secretary, Trans World Entertainment Corporation, 2818 N. Sullivan Road, Suite 30, Spokane, WA 99216.
MEETING DETAILS
Our meeting will be held online via live webcast at www.meetingcenter.io/219588432. To access the virtual meeting, please have your Notice or proxy card in hand when you visit the website. The password for this virtual meeting is – TWMC2020. No physical meeting will be held. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the record date, July 10, 2020, or if you hold a valid proxy for the Annual Meeting.
The online meeting will begin promptly at 10:00 a.m., Pacific Time on September 3, 2020. We encourage you to access the meeting prior to the start time leaving ample time for the check in.
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the Notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet.
To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on August 31, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:
Computershare
Trans World Entertainment Corporation Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
VOTING SECURITIES
The Company has only one class of voting securities, its common stock, par value $.01 per share (the “Common Stock”). On July 10, 2020, the record date, 1,825,198 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date, as to each matter presented at the Annual Meeting. A complete list of these shareholders will be available at our corporate offices at 2818 N. Sullivan Road, Suite 30, Spokane, WA 99216 during regular business hours for ten days prior to the Annual Meeting. This list also will be available during the Annual Meeting on the virtual meeting website. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.
QUORUM AND TABULATION OF VOTES
The Bylaws of the Company provide that a majority of the shares of our Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. An inspector from Computershare appointed by the Company will determine the presence of a quorum and will certify and tabulate the votes. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum. Shareholders of record who are present at the Annual Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of shareholders present at the Annual Meeting for purposes of determining whether a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals. A shareholder (including a broker) who does not give authority to a proxy to vote on a certain proposal will not be considered present and entitled to vote on that proposal. A broker non-vote occurs when a bank or broker holding shares of a beneficial shareholder does not vote on a particular proposal because it has not received instructions from the beneficial shareholder and the bank or broker does not have, or chooses not to exercise, discretionary voting power for that particular item.
If you are a beneficial owner and hold your shares in the name of a bank, broker or other holder of record and do not return the voting instruction card, the broker or other nominee may vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. If a shareholder does not give instructions to its broker as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” proposals without a voting registration card, brokers cannot vote on “non-routine” proposals. Under these rules, Items 1 through 5 are “non-routine” proposals and Item 6 is considered a “routine” proposal. We are subject to these rules even though shares of our common stock are traded on the NASDAQ Global Select Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of “routine” proposals. If a broker does not receive voting instructions as to a non-routine proposal, or chooses to leave shares unvoted on a routine proposal, a “broker non-vote” occurs and those shares will not be counted for determining the outcome of those proposals. Shares for which broker non-votes occur are considered not entitled to vote on the particular proposal, and effectively reduce the number of shares needed to approve that proposal.
Pursuant to the Company’s Bylaws, election of the nominees set forth under Item 1will be determined by the affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy on the proposal. Items 2 through 6 will be determined by the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy on the proposal.
If any other matters shall properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting and shall be voted on, properly executed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any of those matters. The persons named as proxies intend to vote in accordance with the recommendation of our Board of Directors or otherwise use their judgment.

A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy by telephone or internet), by giving timely written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting via the internet. However, if you hold any shares of Common Stock in “street name” (that is through a bank, broker or other nominee) you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the holder of record of such shares.
The Company will pay the costs of soliciting, preparing, printing and mailing the Notice and any proxy materials and Annual Reports that are requested by shareholders. In accordance with the regulations of the SEC, we also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with their forwarding of proxies and proxy solicitation materials to beneficial owners of our Common Stock as of the record date. The solicitation of proxies will be conducted primarily by mail, but will also include the Internet, telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.
PRINCIPAL SHAREHOLDERS
The only persons known to the Board to be the beneficial owners of more than five percent of the outstanding shares of Common Stock as of June 15, 2020, are indicated below:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Robert J. Higgins TWMC Trust
38 Corporate Circle
Albany, New York 12203	713,986(1)	39.3%
Neil S. Subin
3300 South Dixie Highway, Suite 1-365
West Palm Beach, 33405	300,084(2)	16.5%
Renaissance Technologies LLC
800 Third Avenue
New York, New York 10022	99,399(3)	5.5%
(1)	Based on Form 5, filed February 21, 2017, by The Robert J Higgins TWMC Trust.
(2)
Based on Schedule 13D, filed April 9, 2020, on behalf of (i) Neil S. Subin (“Mr. Subin”); (ii) MILFAM LLC; (iii) Alimco Financial Corporation (“Alimco”); (iv) Alimco Re Ltd., a wholly-owned subsidiary of Alimco (“Alimco Re”); (v) Jonathan Marcus (“Mr. Marcus”); (vi) AMIL Of Ohio, LLC; (vii) Catherine C. Miller Irrevocable Trust dtd 3/26/91; (viii) Catherine C Miller Trust A-2; (ix) Catherine C Miller Trust A-3; (x) Catherine Miller Trust C; (xi) Kimberly S. Miller GST Trust dtd 12/17/1992; (xii) LIMFAM LLC; (xiii) Lloyd I. Miller Trust A-1; (xiv) Lloyd I. Miller, III Trust A-4; (xv) Lloyd I. Miller, III Irrevocable Trust dtd 12/31/91; (xvi) Lloyd I. Miller, III Revocable Trust dtd 01/07/97; (xvii) MILFAM I L.P.; (xviii) MILFAM II L.P.; (xix) MILFAM III LLC; and (xx) Susan F. Miller (such persons, trusts and entities named in items (i) through (xx), collectively, the “Reporting Persons”).

The Schedule 13D reported beneficial ownerships of the Reporting Persons following a transaction between Alimco Re, the Company and certain other parties in which, inter alia, (i) Alimco Re made a loan to a subsidiary of the Company, (ii) Alimco Re and certain other lenders received a warrant to purchase shares of Common Stock of the Company, and (iii) the Reporting Persons (other than Mr. Subin, MILFAM LLC, Alimco, and Mr. Marcus), and the Other Group Members entered into the voting agreement. Each of the loan, the warrants and the voting agreement are described in “Related Party Transactions”.
As a result of the provisions of the voting agreement, the Reporting Persons are members of a group (the “Group”) that also includes the Robert J. Higgins TWMC Trust; RJHDC, LLC; Mr. Thomas C. Simpson; Kick-Start I, LLC; Kick-Start III, LLC; and Kick-Start IV, LLC (such members of the group other than the Reporting Persons, the “Other Group Members”).
Some of the positions were previously reported on a Schedule 13G filed by Mr. Subin on December 31, 2018 with respect to securities held by certain entities owned by or trusts for the benefit of the family of the late Mr. Lloyd I. Miller, III (the “Miller Family”) and other entities (such entities and trusts, the “Miller Entities”) and a Schedule 13G filed by Alimco on February 13, 2019. Certain of the Miller Entities hold approximately 85% of the outstanding shares of common stock of Alimco. The Reporting Persons respectively disclaim the existence of, and membership in, a “group” under Section 13(d)(3) that may arise as a result of the Miller Entities’ interests in Alimco. The Reporting Persons disclaim beneficial ownership of any shares other than to the extent he, she or it may have a pecuniary interest therein.
The amount set forth represents the following shares of common stock with shared dispositive power: (i) 1,750 shares of common stock owned by AMIL of Ohio, LLC; (ii) 300 shares of common stock owned by Catherine C. Miller Irrevocable Trust DTD 3/26/91;

(iii) 200 shares of common stock owned by Catherine C. Miller Trust A-2; (iv) 5,639 shares of common stock owned by Catherine C. Miller Trust A-3; (v) 22,448 shares of common stock owned by Catherine Miller Trust C; (vi) 300 shares of common stock owned by Kimberly S. Miller GST Trust DTD 12/17/1992; (vii) 26,105 shares of common stock owned by LIMFAM LLC; (viii) 1,359 shares of common stock owned by Lloyd I. Miller Trust A-1; (ix) 51,371 shares of common stock owned by Lloyd I. Miller, III Trust A-4; (x) 300 shares of common stock owned by Lloyd I. Miller, III Irrevocable Trust DTD 12/31/91; (xi) 59,490 shares of common stock owned by Lloyd I. Miller, III Revocable Trust DTD 01/07/97; (xii) 3,128 shares of common stock owned by MILFAM I L.P.; (xiii) 123,619 shares of common stock owned by MILFAM II L.P.; (xiv) 2,274 shares of common stock owned by MILFAM III LLC; and (xv) 1,801 shares of common stock owned by Susan F. Miller. Mr. Subin is the President and Manager of MILFAM LLC, which serves as manager, general partner, or investment advisor of a number of the foregoing entities formerly managed or advised by the late Lloyd I. Miller, III, and he also serves as trustee of a number of a number of the foregoing trusts for the benefit of the family of the late Mr. Lloyd I. Miller, III, consequently, he may be deemed the beneficial owner of the shares specified in clauses (i) through (xv) of the preceding sentence.
The Schedule 13D also discloses 1,340,024 shares of common stock with shared voting power. This amount represents the aggregate number of shares beneficially owned by the parties to the voting agreement, including 244,532 shares of common stock of the Company issuable upon exercise of warrants.
(3)	Based on Form 13G, filed on February 12, 2020, by Renaissance Technologies LLC, which is majority owned by Renaissance Technologies Holdings Corporation.
Item 1.  Election of Directors
The Board of Directors (also referred to herein as the “Board”) has nominated three candidates for election as directors to hold office (subject to the Company’s Bylaws) for a one-year term expiring at the 2021 annual meeting of shareholders and until their successors have been elected and qualified.
The nominees will be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy on the proposal.
If the nominees listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee who may be selected by the Nominating and Corporate Governance Committee of the Board prior to or at the Annual Meeting or, if no substitute is selected prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.
The biographies of each of the Directors contain applicable information regarding the person’s service as a director, business and other professional experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide the Company and the Board with diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to fulfill its responsibilities. See “Related Party Transactions” for additional information regarding certain relationships between our directors and the Company and certain voting arrangements with respect to the election of directors.
Nominees for Election as Directors
Jonathan Marcus, has been the Chief Executive Officer of Alimco Financial Corporation since March 2019. Prior to March 2019, Mr. Marcus was a managing member and co-founder of Broadbill Partners, L.P., a fund focused on special situations and distressed securities. Prior to Broadbill’s inception in 2011, he was the chief investment officer of Cypress Management, L.P., the predecessor fund to Broadbill, which he founded in 1995 to specialize in investing in distressed securities. Jon’s career also includes extensive investment banking and financial advisory work at Prudential-Bache Securities and Credit Suisse First Boston, with a substantial focus advising financially troubled companies or their creditors. Jon currently serves on the boards of directors of Alimco and Anacomp, Inc.
W. Michael Reickert, has been the managing member of Independent Family Office, LLC since 2005. Prior to founding Independent Family Office in 2005, Mr. Reickert was employed by The Ayco Company, LP. From 1986 to 2004 in various positions, including Executive Vice President. Mr. Reickert provides the Board with financial and investment expertise. Mr. Reickert is a trustee of the Robert J. Higgins TWMC Trust, which is our largest shareholder, and is also trustee of various other trusts.
Tom Simpson, has been the Chief Executive Officer of Ignite Northwest since July 2019. Prior to Ignite, Mr. Simpson was self-employed as Principal of Northwest Venture Associates. Previously, he was Co-Founder

and Executive Chairman of etailz prior to being acquired by the Company in 2016. Mr. Simpson provides the Board with over 35 years of experience as an investment banker, venture capitalist, angel investor and entrepreneur, including his role as founder of etailz. In addition to his role with Ignite, he is President of the Spokane Angel Alliance, Managing Member of Kick-Start angel investment funds and currently serves on the boards of Medcurity, Oddjobbers, Reenue, Spiceology, Sportscope and Vaagen Timbers.
The Board of Directors recommends a vote FOR each of Messrs. Marcus, Reickert and Simpson.
Executive Officers
The Company’s executive officers are identified below:
Kunal Chopra has been the Principal Executive Officer of the Company since March 2020 and Chief Executive Officer of etailz since September 2019. Prior to joining etailz, Mr. Chopra was General Manager – Worldwide Learning for Microsoft from April 2018. From August 2016 through April 2018, Mr. Chopra served as General Manager – Amazon Fashion. Prior to joining Amazon, Mr. Chopra served as Chief Operating Officer of Unikrn from March 2015 through August 2016.
Edwin Sapienza has been Chief Financial Officer of the Company since October 2018. Prior to being named Chief Financial Officer, Mr. Sapienza was the Company’s Vice President – Strategy, Secretary and Treasurer since 2012, and has continued in those roles, in addition to serving as Chief Financial Officer. Mr. Sapienza joined the Company in 1993 as a staff accountant.
EQUITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the beneficial ownership of Common Stock as of June 15, 2020, by each director and named executive officer of the Company and all directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals, unless otherwise indicated therein. The Company believes that the beneficial owners have sole voting and investment power over their shares, except as otherwise stated or as to shares owned by spouses.
Name	Positions With the Company	Age	Year First Elected as Director/ Officer	Direct Ownership	Shares that may be acquired within 60 days of June 15, 2020	Total Shares Beneficially Owned	Percent of Class
Jonathan Marcus	Director	60	2020	—	—	—	*
W. Michael Reickert	Director	56	2016	3,200(1)	750(2)	3,950	*
Tom Simpson	Director	59	2020	57,000(3)	—(4)	57,000	3.1%
Kunal Chopra(7)	Chief Executive Officer – etailz	38	2020	—	—	—	*
Michael Feurer(5)	Former Chief Executive Officer, Director	51	2014	11,441	42,858	54,299	3.0%
Edwin J. Sapienza	Chief Financial Officer	50	2018	1,500	7,525	9,025	*
Bruce J. Eisenberg(6)	Former Executive Vice President-Real Estate	60	1995	—	—	—	*
All Directors and Executive Officers as a group (7 persons)				73,141	51,133	124,274	6.8%
*	Less than 1% of issued and outstanding Common Stock
(1)	Excludes 713,986 shares held in the Robert J Higgins TWMC Trust of which Mr. Reickert is a Trustee.
(2)	Excludes 202,067 warrants held by the RJHDC LLC.

(3)
Excludes 25 shares held by the wife of Tom Simpson. Also excludes 23,879 and 9,737 shares held by WIN Partners, LLC and Kick Start I, LLC. Mr. Simpson holds an interest, manages and has voting control of WIN Partners, LLC and Kick Start I, LLC.

(4)	Excludes 14,041 and 9,360 warrants held by Kick Start III, LLC and Kick Start IV, LLC. Mr. Simpson holds an interest, manages and has voting control of Kick Start III and Kick Start IV, LLC.
(5)	Mr. Feurer ceased to be a board member and his employment was terminated as of March 30, 2020.
(6)	Mr. Eisenberg’s employment was terminated as of February 28, 2020.
(7)	Mr. Chopra joined the Company as of September 3, 2019.
The following table contains information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of February 1, 2020:
Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options, Warrants and Rights)
Equity Compensation Plan Approved by Shareholders	140,708	$52.11	213,125
Equity Compensation Plans and Agreements not Approved by Shareholders	—	—	—
(1)	Includes 11,512 deferred shares which may be issued for no consideration.

CORPORATE GOVERNANCE
The Board of Directors
Meetings and Attendance
The Board of Directors held 19 meetings during the 2019 fiscal year. All of the Directors attended greater than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such Director served.
It is the policy of the Board that all Directors should be present at Company’s Annual Meeting of Shareholders. All of the Directors then in office and standing for election attended the 2019 Annual Meeting of Shareholders.
Board Leadership Structure
The Board does not have a policy regarding whether the Board has a Chairman or whether the roles of the Chairman, if any, and Chief Executive Officer should be separate, but rather makes this determination on the basis of what is best for our Company at a given point in time. The Board does not currently have a Chairman and the Company’s Principal Executive Officer does not currently serve as a director. We believe the Board leadership structure is appropriate for us at this time.
Code of Ethics
The Board of Directors has adopted a Code of Ethics applicable to the Company’s officers, employees, Directors and consultants. The Code of Ethics is available on the Company’s website, www.twec.com. A copy of the Code of Ethics is available in print to any shareholder who requests it in writing to the Company’s Corporate Secretary, Trans World Entertainment Corporation, 2818 N. Sullivan Road, Suite 30, Spokane, WA 99216.
Guidelines for Evaluating Independence of Directors
The Board has determined that all of the directors are independent directors in accordance with the standards of the NASDAQ Stock Market and as described below. The Nominating and Corporate Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent.
The standards relied upon by the Board in affirmatively determining whether a director is “independent,” in compliance with the rules of the NASDAQ Stock Market, are comprised of those objective standards set forth in the NASDAQ rules. The Board is responsible for ensuring that independent directors do not have a material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates.
Committees of the Board of Directors
The Audit Committee
The Board has an Audit Committee whose current members are: Jonathan Marcus (Chairman), Mr. Reickert, and Mr. Simpson. The members of the Audit Committee, in the opinion of the Board, are “independent” (as defined under the standards of the NASDAQ Stock Market) of management and free of any relationship that would interfere with their exercise of independent judgment as members of the Audit Committee. Mr. Marcus is the Chairman of the Audit Committee, and the Board has determined that he is both independent and qualified as an Audit Committee financial expert as such term is defined under the rules and regulations promulgated by the Securities and Exchange Commission. The Audit Committee, which consisted of Jeff Hastings, Rob Marks, Michael Nahl and Mike Solow through March 31,2020, held four meetings during the 2019 fiscal year. The Audit Committee’s responsibilities consist of the selection, appointment and authorization of independent accountants, reviewing the scope of the audit conducted by such accountants, as well as the audit itself, and reviewing the Company’s audit activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to the 2018 Proxy Statement.

The Compensation Committee
The Board of Directors has a Compensation Committee, consisting solely of independent Directors, whose current members are: Mike Reickert (Chairman), Jonathan Marcus and Tom Simpson. The Compensation Committee which consisted of Jeff Hastings, Rob Marks, Michael Nahl and Mike Solow through March 31, 2020, held two meetings during the 2019 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company. The processes and procedures used for the consideration and determination of executive compensation are described in the section of this Proxy Statement captioned “Compensation Discussion and Analysis.” The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached as Appendix B to the 2019 Proxy Statement.
The Nominating and Corporate Governance Committee
The Board of Directors has a Nominating and Corporate Governance Committee, consisting solely of independent Directors, whose current members are: Tom Simpson (Chairman), Jonathan Marcus and Mike Reickert. The Nominating and Corporate Governance Committee, which consisted of Jeff Hastings, Rob Marks, Michael Nahl and Mike Solow through March 31,2020, held five meetings during the 2019 fiscal year. The Nominating Committee develops qualification criteria for Board members; interviews and screens individuals qualified to become Board members in order to make recommendations to the Board; and oversees the evaluation of executive management. The Committee seeks to select a Board that is strong in its collective knowledge of and diversity of skills and experience concerning retail operations, accounting and finance, management and leadership, vision and strategy, risk assessment and corporate governance. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is attached as Appendix C to the 2019 Proxy Statement.
The Nominating and Corporate Governance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to the Company’s Secretary. See “Submission of Shareholder Proposals” in this Proxy Statement. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Nominating and Corporate Governance Committee may seek additional biographical and background information from any candidate which, to be considered, must be received on a timely basis.
The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. While the Company does not have a formal diversity policy for Board of Director membership, the Nominating and Corporate Governance Committee and the Board of Directors, as a whole, seeks nominees or candidates to serve as directors that represent a variety of backgrounds and experience that will enhance the quality of the Board of Director’s deliberations and decisions. The Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills and experience in its evaluation of candidates for Board of Director membership. Such diversity considerations are discussed by the Nominating and Corporate Governance Committee in connection with the general qualifications of each potential nominee.
Board’s Role in Risk Oversight
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations (including cybersecurity and data protection), as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial and operational (including cybersecurity and data protection) risks and potential conflicts of interest. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.
Communications with the Board of Directors
The Board has established a process for shareholders to communicate with members of the Board. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s Secretary, will be primarily responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Chairman of the Nominating and Corporate Governance Committee. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:
Chairman of the Nominating and Corporate Governance Committee
c/o the Company’s Secretary
Trans World Entertainment Corporation
2818 N. Sullivan Road
Suite 30
Spokane, WA 99216
Compensation of Directors
The following table sets forth information regarding compensation of directors for the fiscal year ended February 1, 2020:
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)(4)	All Other Compensation ($)	Total Compensation ($)
Martin Hanaka(3)	120,361	—	—	—	120,361
Jeff Hastings	50,962	—	2,520	—	53,482
Robert Marks	123,000	—	—	—	123,000
Michael Nahl	187,500	—	—	—	187,500
W. Michael Reickert	174,000	—	—	—	174,000
Michael B. Solow	232,508	—	—	—	232,508
(1)
Fees earned reflect the amount of cash received for the annual retainer, Board and committee meeting fees. Fees earned for Mr. Solow reflect an annual retainer of $50,000 for his role as Chairman of the Board.

(2)
Amount represents the grant date fair value as computed in accordance with Accounting Standards Codification Topic 718, relating to the grant of stock options to Mr. Hastings in 2019. See Note 9 to the Consolidated Financial Statements in the Company’s 2019 Annual Report on Form 10-K for the assumptions made in determining the value. Effective August 8, 2019, 15,000 stock options were awarded to Mr. Hastings.

(3)	Mr. Hanaka did not stand for re-election at the 2019 Shareholders’ Annual Meeting. Upon his exit from the Board, Mr. Hanaka received payment of his deferred income in the form of cash and shares.
(4)	As of June 15, 2020, Mr. Hanaka, Mr. Nahl, Mr. Reickert, Mr. Hastings and Mr. Marks each held options to purchase 15,000 shares.
Cash Compensation. For the 2019 fiscal year, each director who was not a salaried employee of the Company received a $12,500 retainer per annum plus a $2,000 attendance fee for each Board meeting attended and a $1,000 attendance fee for each committee meeting attended, except that the compensation for telephone conference meetings was $1,000 and $500 for Board and committee telephone conference meetings, respectively. A committee chairperson received an additional $5,000 retainer per year and the Audit Committee chairperson received a $15,000 annual retainer. The Chairman of the Board received an annual retainer of $50,000. The

Company may, in its discretion, determine to pay all or a portion of any annual retainer in shares of Common Stock in lieu of cash and to make discretionary grants of Common Stock to non-employee directors from time to time. The Company has not elected to pay the annual retainer in shares or make discretionary grants during the past three years.
Additional Compensation. Currently, each director is eligible to participate in the Amended and Restated 2005 Long Term Incentive Plan. During the 2019 fiscal year, options to purchase 15,000 Company shares were granted to Mr. Hastings.
For fiscal 2019, each non-employee director was entitled to receive an annual payment of $80,000 in cash, provided they were serving as a director on May 1, 2019, the applicable payment date. Except to the extent a timely deferral election was made by the non-employee director, the amount payable in May of 2019 was made in a single lump sum in May of 2019. Payments to non-employee directors for the period beginning after May 1, 2019 were made in $20,000 increments paid quarterly in arrears on or about August 1, November 1 and February 1, provided they were serving as a director on the payment date and they did not make a timely deferral election. To the extent a non-employee director made a timely election to defer payments until separation from service with the Company, such payments were, or will be, made upon separation from service, together with interest on the deferred amounts computed at a rate equal to 120% of the applicable long-term federal rate (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986, as amended) as in effect from time to time.
Fiscal Year 2020 Compensation. For fiscal 2020 the compensation of each of our non-employee directors will consist of $10,000 payable in cash, grants of 3,750 vested shares of our common stock and grants of options to purchase 1,250 shares of our common stock. The grants and cash payments will be made on March 30, 2021 to directors who are serving on that date. The stock options will have an exercise price equal to the closing trading price on the date of grant, a ten year term (subject to earlier termination in the event the director is no longer serving on the Board), and they will be vested at the time of grant.

COMPENSATION OVERVIEW
Introduction
This section describes the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table below (who are referred to below as the “named executive officers” or “NEOs”), the process by which such elements are determined and established by the Compensation Committee for the respective individuals and the principles and considerations underlying such determinations.
Compensation Objectives and Approach
The objectives of our compensation programs are to attract, motivate, retain and reward executives and employees who will make substantial contributions toward the Company meeting the financial, operational and strategic objectives that we believe will build value for the Company’s shareholders. In an effort to achieve these objectives, the key elements of such programs consist of base salary, annual performance-based cash bonuses and share-based compensation.
The Compensation Committee’s compensation determinations regarding the named executive officers are reviewed by the full Board. Generally, these determinations are made annually and occur at the Compensation Committee’s regular meeting of each fiscal year occurring in April, at which cash bonuses and share-based awards, if any, relating to the named executive officers’ performance during the preceding fiscal year are granted, and any base salary adjustments for the current year are implemented. In preparation for these meetings, the Chief Executive Officer meets with the Compensation Committee Chairman to present his preliminary compensation proposals relating to the named executive officers to be addressed in the April meeting, based on the planned full-year financial results for the Company and its subsidiaries.
The Compensation Committee reviews and approves each element of compensation for the named executive officers. In establishing the levels and components of compensation for the named executive officers, the Compensation Committee, as a threshold matter, evaluates the overall performance of the Company for the year.
Key elements considered in the Compensation Committee’s performance evaluations include corporate performance, the officer’s contributions to such performance and the officer’s other accomplishments for the benefit of the Company during such period. In these evaluations, the Compensation Committee does not apply rigid formulas with respect to amount of compensation paid or the allocation between cash and non-cash compensation, and reviews long-term financial performance, as well as financial performance for the previous year. Such evaluations also take into account the nature, scope and level of the named executive officer’s responsibilities and the officer’s level of experience, past levels of compensation and changes in such levels, tenure with the Company and other opportunities potentially available to such officer. In addition, the members of the Compensation Committee interact with each of the named executive officers in connection with regular meetings of the Board, which provides the Compensation Committee with an additional basis for evaluating such officer and his performance. Based on all of these general evaluative factors and the additional factors described below, the Compensation Committee makes its assessments and determines the components and levels of compensation for each such officer.
Management meets with members of the Compensation Committee to assist the Compensation Committee in making compensation decisions regarding our named executive officers and also to discuss with the Compensation Committee its recommendations for other executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. Specifically, our Chief Executive Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets under our Executive Officer Bonus Plan and The Trans World Entertainment 2005 Long Term Incentive and Share Award Plan (As Amended and Restated on April 5, 2017) (the “2005 Plan”).
Compensation Committee-Assessment of Risk
Each year, the Compensation Committee reviews the Company’s compensation programs to assess risk in the Company’s compensation programs. As part of its consideration, the Compensation Committee considers any potential risks that could arise from the Company’s compensation policies and practices and the extent to which any of those risks would be reasonably likely to have a material adverse effect on the Company. The

Compensation Committee considers all facets of the compensation programs, their underlying assumptions, and the objectives those programs were designed to achieve. Some of the factors the Compensation Committee considers to minimize potential risks are the balance between cash and stock awards, the various time frames associated with earning of awards (seasonal, annual and multi-year vesting) and the different performance metrics associated with the incentive awards for each of the Company’s businesses and corporate associates. After that review, the Compensation Committee has determined that the Company’s compensation programs for fiscal 2019 did not incentivize its associates, including senior executives, to take unnecessary and excessive risks that could jeopardize the future of the Company and would be adverse to the best interests of its shareholders.
The Company has sought to structure its overall compensation program to contain an appropriate mix of long-term and short-term incentives that balance risk and potential reward in a manner that is appropriate to the circumstances and in the best interest of the Company’s shareholders. In particular, equity-based awards are structured to vest generally over a number of years, which encourages employees to focus on long-term results. Moreover, both annual incentive bonus and performance-based equity awards are subject to discretionary reduction if determined appropriate by the Compensation Committee. The Company believes that these factors reduce any incentive that employees may have to take inappropriate risks. Accordingly, the Company believes that its compensation policies and practices encourage and incentivize the employees to improve results in a disciplined, focused manner, with a view toward long-term success.
Cash Compensation
The Company pays base salaries at levels it believes will attract and retain key employees and ensure that our compensation program is competitive. Base salaries for the named executive officers are established by the Compensation Committee and reviewed by such Compensation Committee for potential adjustment on an annual basis, based on the considerations described in the preceding section. The base salary amounts paid to the named executive officers during the 2019 fiscal year are shown in the “Summary Compensation Table”.
The annual incentive bonus plan, the results of which are shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column, provides for a cash bonus, dependent upon the level of achievement of the stated corporate goals, calculated as a percentage of the officer’s base salary, with higher ranked executive officers being compensated at a higher percentage of base salary. The Compensation Committee approves the target annual incentive award for the Chief Executive Officer and, for each officer below the Chief Executive Officer level, bases the target in part on the Chief Executive Officer’s recommendations. At the target level of bonus for fiscal year 2019, the Chief Executive Officer would receive 100% of his base salary and the other NEOs would receive 60% of their salary. For the 2019 fiscal year, the performance goal adopted for annual bonuses was based on limiting losses before interest, taxes, depreciation and amortization (“EBITDA”) to not more than $6.0 million or achieving sales of at least $375 million. Since the Company’s loss before interest, taxes, depreciation and amortization and its sales did not achieve the target thresholds, incentives were not earned under the annual incentive bonus plan. During 2019, as required by their Severance, Retention and Restrictive Covenant Agreements with the Company, Mr. Sapienza received a guaranteed bonus of $100,000 and a retention bonus of $133,000 and Mr. Eisenberg received a retention bonus of $100,000.
Share-Based Compensation
The Company believes that a component of its officers’ compensation should consist of share-based incentive compensation, which appreciates or depreciates in value in relation to the market price of our Common Stock. Accordingly, the Compensation Committee has in recent years made, and intends in the future to continue to make, grants of share-based awards to the named executive officers and other key employees in such amounts as the Compensation Committee believes will accomplish the objectives of our compensation programs. As discussed below, the holder’s ability to realize any financial benefit from these awards typically requires the fulfillment of substantial vesting requirements that are performance contingency-related in some cases and time-related in others. Accordingly, the Company believes that these awards provide substantial benefit to the Company in creating appropriate performance incentives and in facilitating the long-term retention of employees who add significant value.

Retirement and Other Benefits
The Company’s benefits program includes retirement plans and group insurance plans. The objective of the program is to provide named executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) which could interrupt their employment and/or income received as an active employee. Retirement plans, including the supplemental executive retirement plan, are designed to provide a competitive level of retirement income to named executive officers and to reward them for continued service with the Company. The retirement program consists of a supplemental executive retirement plan and the 401(k) plan.
The group insurance program consists of life, disability and health insurance benefit plans that cover all full-time management and administrative employees and the supplemental long-term disability plan, which covers the named executive officers and other officers.
Other Compensation
The Company continues to maintain modest executive benefits and perquisites for officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. See the Summary Compensation Table for a summary of such benefits.
Deductibility of Compensation Expenses
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for annual compensation over $1 million for each of its “covered employees” (i.e., the chief executive officer, chief financial officer and certain other current or former executive officers). Prior to the amendment of Section 162(m) in December of 2017, the deductibility of some types of compensation for named executive officers (other than the chief financial officer) depended upon whether the named executive officer’s receipt of compensation was deferred until after the executive terminated employment with the Company or on whether such compensation qualified as “performance-based compensation” under Section 162(m). In general, the exceptions for deferred compensation and performance-based compensation were repealed effective for years beginning after December 31, 2017. The Compensation Committee has generally sought to satisfy the requirements necessary to allow the compensation of its named executive officers to be deductible under Section 162(m) of the Internal Revenue Code, but it has retained the discretion to approve compensation that is not deductible under Section 162(m). In making future compensation decisions, the Compensation Committee intends to take into account any available grandfather provisions under the amendments to Section 162(m). However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the success of the Company. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary or advisable in some circumstances due to the restrictions of Section 162(m).
Summary Compensation Table
The following table sets forth information regarding compensation earned by our Chief Executive Officer and two other most highly compensated Executive Officers for the fiscal year ended February 1, 2020.
Name	Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(6)	Total Compensation ($)
Michael Feurer(5)	Former Chief Executive Officer	2019	700,000	—	—	—	—	11,750	711,750
		2018	700,000	—	49,000	73,500	—	15,361	837,861
Bruce J. Eisenberg(5)	Former Executive Vice	2019	425,000	100,000	—	—	—	—	525,000
	President—Real Estate	2018	425,000	—	—	17,115	—	—	442,115
Edwin J. Sapienza	Chief Financial Officer	2019	280,000	233,334	—	—	—	—	513,334
		2018	224,615	—	4,900	12,275	—	2,403	244,193
(1)	Salary represents amounts earned during fiscal year ended February 1, 2020.
(2)
Bonus for 2019 for Mr. Eisenberg represents the payment of a retention bonus pursuant to his Severance, Retention and Restrictive Covenant Agreement with the Company. For Mr. Sapienza, the bonus amount consists of a $133,334 retention bonus and a $100,000 guaranteed bonus paid pursuant to his Severance, Retention and Restrictive Covenant Agreement with the Company.

(3)
Amounts represent the grant date fair value, as computed in accordance with Accounting Standards Codification Topic 718, relating to restricted share units awarded to Mr. Feurer, and Mr. Sapienza in fiscal year 2018. See Note 9 to the Consolidated Financial Statements in the Company’s 2019 Annual Report on Form 10-K for the assumptions made in determining the value.

(4)
Amount represents the grant date fair value as computed in accordance with Accounting Standards Codification Topic 718, relating to the grant of stock options to the named executive officer in fiscal year 2019 and fiscal 2018. See Note 9 to the Consolidated Financial Statements in the Company’s 2019 Annual Report on Form 10-K for the assumptions made in determining the value.

(5)	Mr. Feurer’s employment terminated as of March 30, 2020. Mr. Eisenberg’s employment terminated as of February 28, 2020.
(6)	Includes the following payments made by the Company to the named executive officers:
Name	Year	Perquisites and Other Personal Benefits ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(K) Plans ($)	Death Benefits to Survivor ($)	Total ($)
Michael Feurer	2019	11,700	—	—		11,700
	2018	11,700	—	3,661	—	15,361
Bruce J. Eisenberg	2019	—	—	—	—	—
	2018	—	—	—	—	—
Edwin J. Sapienza	2019	—	—	—	—	—
	2018	—	—	2,403	—	2,403
Outstanding Equity Awards at Fiscal Year-End
The table below summarizes the named executive officers’ equity awards that were unvested or unexercised, as applicable, as of February 1, 2020.
		Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)
Michael Feurer(3)	10/13/2014	15,000	—	70.00	10/13/2024	—
	4/14/2016	7,860	—	77.00	4/14/2026	—
	5/6/2016	3,750	1,250	76.20	5/6/2026	—
	5/1/2017	7,500	3,750	37.00	5/1/2027	1,250
	6/27/2018	1,875	5,625	19.60	6/27/2028	1,875
Bruce J. Eisenberg	5/6/2010	10,000	—	42.20	5/6/2020	—
	6/21/2013	2,500	—	97.40	6/21/2023	—
	6/3/2014	1,750	—	67.20	6/3/2024	—
	5/15/2015	1,750	—	77.60	5/15/2025	—
	5/6/2016	1,313	437	76.20	5/6/2026	—
	5/1/2017	875	875	37.00	5/1/2027	—
Edwin J. Sapienza	6/27/2018	438	1,313	19.60	6/27/2028	—
	3/1/2011	400	—	34.60	3/1/2021	—
	5/7/2012	500	—	50.60	5/7/2022	—
	6/21/2013	500	—	97.40	6/21/2023	—
	6/3/2014	375	—	67.20	6/21/2023	—
	4/1/2015	375	—	77.60	4/1/2026	—
	5/6/2016	282	93	76.20	5/6/2026	—
	5/1/2017	625	625	37.00	5/1/2027	125
	6/27/2018	313	937	19.60	6/27/2028	188
	10/23/2018	625	1,875	20.80	10/23/2028	750
(1)	Mr. Feurer’s, Mr. Eisenberg’s and Mr. Sapienza’s, options vested on February 20, 2020 upon the closing of the FYE Transaction (as defined below).
(2)	Mr. Feurer’s and Mr. Sapienza’s Restricted Stock Units vested on February 20, 2020 upon the closing of the FYE Transaction (as defined below).
(3)	Mr. Feurer’s employment terminated as of March 30, 2020. Mr. Eisenberg’s employment terminated as of February 28, 2020.

Pension Benefits
The Company maintains a non-qualified Supplemental Executive Retirement Plan (the “SERP”) for certain current and former executive officers of the Company. Mr. Eisenberg is the only one of our NEOs who participated in the SERP. The SERP, which is a nonqualified plan, provides eligible executives defined pension benefits that supplement benefits under other retirement arrangement. The annual benefit amount is equal to 50% of the average of the participant’s base compensation for the five years prior to retirement plus the average of the three largest bonus payments for the last five years prior to retirement, to the extent vested. Participants vest 35% after 10 years, 75% after 20 years and 100% upon retirement at age 65 after 20 years of service. The bonus portion of the benefit vests only if the participant is employed until age 65. In addition, the benefits become vested in full upon a change in control of the Company prior to the participant’s termination of employment or a termination of employment due to the participant’s death or disability. A change in control as defined under the SERP has not occurred. Additionally, all benefits under the SERP will be forfeited in the event of any of the following: competitive conduct or solicitation for employment or employment of company employees, in any case during the 5 years following termination or at any time while in receipt of benefits (these restrictions are waived in the event of a change in control); disclosure or use of confidential information; or termination for cause. Payments are made in equal installments over 20 years. The Company has established a rabbi trust whose purpose is to be a source of funds to pay benefits to participants in the SERP.
Potential Payments Upon Termination or Change of Control
Agreement with Mr. Sapienza
On February 26, 2019 we entered into a Severance, Retention and Restrictive Covenant Agreement with Mr. Sapienza. The Severance, Retention and Restrictive Covenant Agreements provide for a retention bonus payable to Mr. Sapienza in the amount of $200,000. One third of his retention bonus was paid to him on each of June 1, 2019, October 1, 2019, and March 1, 2020.
The Severance, Retention and Restrictive Covenant Agreement also provides that if his employment is terminated by the Company without cause or by him for good reason (as those terms are defined in the agreements), Mr. Sapienza will be entitled to the following: (i) the continuation of his base salary for a period of six (6) months from the date of termination, (ii) any unpaid portion of his retention bonus, (iii) any unpaid annual bonus that was earned (as determined by the Board in accordance with the applicable annual bonus plan) for the year preceding the year in which termination occurs, and (iv) payment for health insurance coverage for up to six months following termination at the same rate as the Company pays for health insurance coverage for its active employees (with the executive required to pay for any employee-paid portion of such coverage). Payment of these amounts is contingent on the executive signing (and not revoking within any statutory revocation period) a release of claims reasonably acceptable to the Company.
Mr. Sapienza’s agreement provides that his annual bonus for our fiscal year ending in 2020 will not be less than $100,000. It also provides that he will receive the minimum bonus if his employment is terminated by the Company without cause or by him for good reason prior to payment of the bonus.
The agreement also includes restrictive covenants under which Mr. Sapienza agrees to confidentiality provisions, non-competition and non-solicitation covenants that apply for six months after any termination of employment, and certain non-disparagement and cooperation covenants.
Equity Award Provisions
Pursuant to the terms of our 2005 Long Term Incentive and Share Award Plan and applicable award agreements, unvested equity awards vest upon death, disability or a change of control of the Company. All outstanding equity awards fully vested upon the sale of substantially all of the assets and certain of the liabilities relating to fye on February 20, 2020 (the “FYE Transaction”).
Supplemental Executive Retirement Plan
Under the provisions of our SERP, Mr. Eisenberg would become fully vested in his pension benefit in the event of death, disability or a change of control of the Company. The FYE Transaction did not constitute a change in control for purposes of the SERP.

Other Executives
Mr. Feurer’s employment was terminated, effective on March 30, 2020. Under our employment agreement with Mr. Feurer, he received a lump sum payment in the amount of $570,000 and medical benefits for up to eighteen months following termination. Additional payments will begin six months after termination and will continue for 8 months for a total payment of $1,050,000. Mr. Feurer reaffirmed his covenants relating to non-competition, non-solicitation, confidentiality, and intellectual property. He also executed a release and agreed to non-disparagement and cooperation covenants.
Mr. Eisenberg’s employment was terminated, effective on February 28, 2020. Under our employment agreement with Mr. Eisenberg, he received a payment of $212,500, payable in weekly installments over six months, and medical benefits for up to six months following termination. Mr. Eisenberg reaffirmed his covenants relating to non-competition, non-solicitation, confidentiality and intellectual property. He also executed a release and agreed to non-disparagement and cooperation covenants.
CEO Pay Ratio
The Dodd–Frank Wall Street Reform and Consumer Protection Act requires companies to disclose the pay ratio of their Chief Executive Officer to their median employee. We identified our median employee taking into account all full-time, part-time, seasonal and temporary employees.
To identify the median employee from the Company’s employee population, we compared the amount of salary and wages paid to employees as reflected in payroll records for the 2019 calendar year as reported to the Internal Revenue Service on Form W-2 who were employed on February 2, 2019, excluding Mr. Feurer. We annualized compensation for employees hired in 2019 and employees who took an unpaid leave of absence during the year, but we did not annualize compensation for part-time, seasonal or temporary employees. No cost-of-living adjustments were made in identifying the median employee.
The 2019 annual total compensation of our Chief Executive Officer was $711,750 million, and the 2019 annual total compensation for the median employee was $17,346. The resulting ratio of our Chief Executive Officer’s pay to the pay of our median employee for fiscal year 2019 is 41.0 to 1. We believe it is noteworthy that given the nature of our business, a significant number of our employees are part-time, seasonal, or temporary employees.
RELATED PARTY TRANSACTIONS
Prior to the consummation of the FYE Transaction, the Company leased its 181,300 square foot distribution center/office facility in Albany, New York from an entity controlled by the widow of Robert J. Higgins, its former Chairman and largest shareholder. The distribution center/office lease commenced on January 1, 2016 and expires on December 31, 2020.
Under the lease accounted for as an operating lease, the Company paid $1.2 million in both fiscal 2019 and fiscal 2018, which were included in selling, general and administrative expenses in the Statement of Operations. As of February 1, 2020, the Company owed $1.1 million on the operating lease liability, which is included in the current portion of operating lease liabilities on our balance sheet. Under the terms of the lease agreement, the Company is responsible for property taxes and other operating costs with respect to the premises.
The rights and obligations related to the lease were sold as part of the FYE Transaction. On February 20, 2020, as part of the FYE Transaction, the Company assigned the rights and obligations of the lease to Sunrise Records.
Directors Jonathan Marcus, Thomas Simpson, and Michael Reickert are the chief executive officer of Alimco Re Ltd. (“Alimco”), the managing member of Kick-Start III, LLC and Kick-Start IV, LLC (“Kick-Start”), and a trustee of the Robert J. Higgins TWMC Trust (the “Trust”), an affiliate of RJHDC, LLC (“RJHDC” and together with Alimco and Kick-Start, “Related Party Entities”), respectively. The Related Party Entities are parties to the following agreements with the Company entered into on March 30, 2020:
•
Subordinated Loan and Security Agreement, pursuant to which the Related Party Entities made a $5.2 million secured term loan ($2.7 million from Alimco, $0.5 million from Kick-Start, and $2.0 million from RJHDC) to etailz with a scheduled maturity date of May 22, 2023, interest accruing at the rate of twelve percent (12%) per annum and compounded on the last day of each calendar quarter by becoming a part of the principal amount, and secured by a second priority security interest in substantially all of the assets of the Company and etailz;

•
Common Stock Purchase Warrants (“Warrants”), pursuant to which the Company issued warrants to purchase up to 244,532 shares of Common Stock to the Related Party Entities (127,208 shares for Alimco, 23,401 shares for Kick-Start, and 93,923 shares for RJHDC), subject to adjustment in accordance with the terms of the Warrants, at an exercise price of $0.01 per share;

•
Contingent Value Rights Agreement (the “CVR Agreement”), pursuant to which the Related Party Entities received contingent value rights (“CVRs”) representing the contractual right to receive cash payments from the Company in an amount equal, in the aggregate, to 19.9% of the proceeds (10.35% for Alimco, 1.90% for Kick-Start, and 7.64% for RJHDC) received by the Company in respect of certain intercompany indebtedness owing to it by etailz and/or its equity interest in etailz; and

•
Voting Agreement (the “Voting Agreement”), pursuant to which the Related Party Entities, the Trust, Mr. Simpson and their respective related entities agreed to how their respective shares of the Company’s capital stock held by the parties will be voted with respect to (i) amending the Articles of Incorporation of the Company to set the size of the Board of Directors of the Company at three directors, (ii) the designation, election, removal, and replacement of members of the Board and (iii) how shares of the Company’s capital stock held by the parties to the Voting Agreement will be voted on a Sale of the Company (as defined in the Voting Agreement) with respect to which there is a shareholder vote or some other action to take place during the ninety (90) days immediately following the date of the Voting Agreement. Pursuant to the Voting Agreement, Messrs. Marcus and Simpson were appointed as directors of the Company, and Mr. Reickert, a trustee of the Trust, remained as a director of the Company. Mr. Subin was also granted board observer rights.

The Board has assigned responsibility for reviewing related party transactions to its Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between the Company or its subsidiaries and any Director or Officer of any affiliate of a Director or Officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. The transaction will then be evaluated by the Audit Committee to determine if the transaction is in the Company’s best interests and whether, in the Committee’s judgment, the terms of such transaction are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party. In order to meet these standards, the Committee may conduct a competitive bidding process, secure independent consulting advice, engage in its own fact-finding, or pursue such other investigation and fact-finding initiatives as may be necessary and appropriate in the Committee’s judgment. The Audit Committee reports to the Board, for its review, on all related party transactions considered. The transactions that were entered into with an “interested Director” were approved by a majority of disinterested Directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company’s Directors, executive officers and persons who own more than ten percent of the registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent shareholders were complied with.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements with the Company’s Management and its independent accountants the fiscal year ending February 1, 2020, KPMG LLP. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. The Audit Committee has discussed with KPMG LLP the matters required to be discussed under professional standards. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP the independence of such independent accounting firm. The Committee has also considered whether the independent accountants’ other non-audit services to the Company is compatible with the accountants’ independence.
The Audit Committee also discussed with the Company’s internal auditors and with KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with KPMG LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting. Based on its review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended February 1, 2020 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended February 1, 2020.
Audit Committee of the Board of Directors
Jonathan Marcus (Chairman)
W. Michael Reickert
Tom Simpson
Item 2.  Amendment to Certificate of Incorporation to Change the Name of the Company
The Board of Directors has approved, and recommends that you approve, an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Trans World Entertainment Corporation to Kaspien Holdings Inc. See Annex A. The Board of Directors believes it is in the best interest of the Company and shareholders to change the corporate name.
If approved by our shareholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the New York Secretary of State by the Company.
The Company’s common stock is currently traded on the NASDAQ Stock Market under the symbol “TWMC”. If the amendment is approved and the name change becomes effective, the Company will continue to be listed on the NASDAQ Stock Market, and the Company expects to change the symbol to “KSPN”.
If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The new corporate name will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender any stock certificates they currently hold as a result of the name change. After the name change, all new stock certificates issued by the Company and all uncertificated shares held in direct registration accounts, including uncertificated shares currently held in direct registration accounts, will bear the name “Kaspien Holdings Inc.”
If the name change is not approved, the proposed amendment to our Certificate of Incorporation will not be filed and the name of the Company will remain unchanged. In making this recommendation, the Board of Directors is retaining the ability to, without further vote by shareholders, delay or abandon the proposed name change at any time if the Board of Directors concludes that such action would be in the best interest of the Company and its shareholders.
The Board of Directors recommends a vote FOR the proposed amendment to the Company’s Certificate of Incorporation changing the Company’s name from “Trans World Entertainment Corporation” to “Kaspien Holdings Inc.”

Item 3.  Amendment to Certificate of Incorporation and Bylaws to Set the Size of the Board of Directors at Three Directors
The Board of Directors has approved, and recommends that you approve, an amendment to the Company’s Certificate of Incorporation and Bylaws to set the size of the Board at three directors. See Annex A and B. The Board of Directors believes this change is in the best interest of the Company and shareholders.
If approved by our shareholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the New York Secretary of State by the Company, and the proposed amendment to the Bylaws will become effective immediately following the conclusion of this Annual Meeting.
If not approved by our shareholders, the proposed amendment to our Certificate of Incorporation will not be filed, the Bylaw amendment will not be effective, and the number of directors of the Company will continue to be fixed by resolution adopted from time to time by a majority of the entire Board. In making this recommendation, the Board of Directors is retaining the ability to, without further vote by shareholders, delay or abandon the proposed change at any time if the Board of Directors concludes that such action would be in the best interest of the Company and its shareholders.
The Board of Directors recommends a vote FOR the proposed amendment to the Company’s Certificate of Incorporation and Bylaws setting the size of the Board of Directors at three directors.
Item 4.  Amendment to Certificate of Incorporation and Bylaws to Permit Shareholder Action by Written Consent
As permitted by Section 615 of the New York Business Corporation Law, the Board of Directors has approved, and recommends that you approve, an amendment to the Company’s Certificate of Incorporation and Bylaws to permit shareholders entitled to vote to take an action without a meeting by written consent of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, instead of unanimous approval. See Annex A and B. The Board of Directors believes this change is in the best interest of the Company and shareholders.
If approved by our shareholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the New York Secretary of State by the Company, and the proposed amendment to the Bylaws will become effective immediately following the conclusion of this Annual Meeting.
If not approved by our shareholders, the proposed amendment to our Certificate of Incorporation will not be filed, the Bylaw amendment will not be effective, and shareholder action will continue to require either action at a duly called and held meeting or unanimous written consent of shareholders. In making this recommendation, the Board of Directors is retaining the ability to, without further vote by shareholders, delay or abandon the proposed change at any time if the Board of Directors concludes that such action would be in the best interest of the Company and its shareholders.
The Board of Directors recommends a vote FOR the proposed amendment to the Company’s Certificate of Incorporation and Bylaws permitting action without a meeting by written consent of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, instead of unanimous approval.
Item 5.  Amendment to Certificate of Incorporation to Implement Certain Transfer Restrictions
Effective March 30, 2020, the Bylaws of the Company were amended by the Board of Directors to implement certain transfer restrictions intended to prevent an ownership change that could substantially reduce tax benefits associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended.
The Board of Directors has approved, and recommends that you approve, an amendment to the Company’s Certificate of Incorporation include the same transfer restriction in the Certificate of Incorporation. See Annex A. The Board of Directors believes this change is in the best interest of the Company and shareholders.
If approved by our shareholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the New York Secretary of State by the Company.

If not approved by our shareholders, the proposed amendment to our Certificate of Incorporation will not be filed, but shareholders will still be subject to such transfer restrictions as a result of their inclusion in the Company’s Bylaws. In making this recommendation, the Board of Directors is retaining the ability to, without further vote by shareholders, delay or abandon the proposed change at any time if the Board of Directors concludes that such action would be in the best interest of the Company and its shareholders.
The Board of Directors recommends a vote FOR the proposed amendment to the Company’s Certificate of Incorporation implementing certain transfer restrictions intended to prevent an ownership change that could substantially reduce tax benefits associated with the Company’s net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended.
Item 6.  Ratification of Independent Registered Public Accounting Firm
The Audit Committee has appointed Fruci & Associates II, PLLC (“Fruci”) as the independent registered public accounting firm for the Company for the fiscal year ending January 30, 2021. Representatives of Fruci will be present at the Annual Meeting and available to make statements to and respond to appropriate questions of shareholders.
The appointment of independent accountants by the Audit Committee is ratified annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of non-audit services, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that they will not impair the independence of the accountants.
Before appointing Fruci and making its recommendation to the Board that it ratify the appointment of Fruci, the Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review included inquiry concerning any litigation involving Fruci and any proceedings by the Securities and Exchange Commission against the firm.
Prior to Fruci’s appointment, KPMG LLP acted as accountants for the Company since 1994, when it purchased the Albany practice of Ernst & Young, the Company’s accountants since 1985. Set forth below is a description of the fees billed to the Company by KPMG LLP for fiscal years 2019 and 2018.
The shareholders’ ratification of the appointment of Fruci will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors. In the event the shareholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Audit Committee.
We are not required to submit the appointment of Fruci for ratification by our shareholders. However, we are doing so as a matter of good corporate practice. If the shareholders do not ratify the appointment of Fruci, the Audit Committee may reconsider its decision. In any case, our Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our shareholders.
The affirmative votes of the majority of the Company’s outstanding Common Stock present in person or by proxy is required to ratify the appointment of the independent registered accounting firm. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the ratification of Fruci as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021.
The Board of Directors recommends a vote FOR the ratification of Fruci as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021.
Fees Paid to Independent Public Accounting Firms
Audit Fees. Audit fees include fees paid by the Company to KPMG LLP (“KPMG”) in connection with the annual audit of the Company’s consolidated financial statements and KPMG’s review of the Company’s interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by an independent public accounting firm. Such services include comfort letters related to SEC registration statements and certain reports relating to the Company’s regulatory filings. The aggregate fees billed to the Company by KPMG for audit services rendered to the Company and its subsidiaries for fiscal years 2019 and 2018 totaled $1.0 million and $0.8 million respectively.

Audit-Related Fees. Audit related fees include fees paid by the Company to KPMG in connection with audit related services, including audit services related to employee benefit plan audits. The aggregate fees billed to the Company by KPMG for audit related services rendered to the Company and its subsidiaries were $22,500 and $22,000 for fiscal years 2019 and 2018, respectively.
Other Fees. There were no other fees paid to KPMG in fiscal year 2019.
Tax Fees. Tax fees include corporate tax compliance and counsel and advisory services. SAXBST LLC was the Company’s primary tax advisor in fiscal year 2019. During fiscal year 2019 and 2018, tax fees paid to KPMG were $5,000 and $89,000, respectively.
Each year, the Company reviews its existing practices regarding the use of its independent accountants to provide non-audit and consulting services to ensure compliance with recent SEC proposals. The Company has a policy which provides that the Company’s independent public accounting firm may provide certain non-audit services which do not impair the firm’s independence. In that regard, the Audit Committee must pre-approve all audit services and non-audit services provided to the Company. This policy is administered by the Company’s senior financial management, which reports throughout the year to the Audit Committee.
OTHER MATTERS
Other Items. Management knows of no other items or matters that are expected to be presented for consideration at the meeting.
Proxy Solicitation. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the Notice and any requested proxy materials and Annual Reports. In addition to solicitation by mail, Directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) will solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.
Financial Statements. The Company’s 2019 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended February 1, 2020, and this Proxy Statement are posted on our website at www.twec.com and are available from the SEC at its website at www.sec.gov. You may also request a copy by writing to: Trans World Entertainment Corporation, Attention: Treasurer, 2818 N. Sullivan Road, Suite 30, Spokane, WA 99216, and a copy will be sent to you free of charge.
SUBMISSION OF SHAREHOLDER PROPOSALS
Shareholders of the Company wishing to include proposals in the proxy material relating to the Annual Meeting of the Company to be held in 2021 must submit the same in writing so as to be received at the executive offices of the Company on or before March 18, 2021. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals. Proposals should be addressed to Edwin J. Sapienza, Secretary, Trans World Entertainment Corporation, 2818 N. Sullivan Road, Suite 30, Spokane, WA 99216.
For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual general meeting, the rules of the SEC permit management to vote proxies in its discretion if we do not receive notice of the proposal on or before the deadline for advance notice set forth in our Bylaws as described below.
Our Bylaws provide that any shareholder desiring to make a proposal or nominate a director at an annual meeting must provide written notice of such proposal or nomination to the Secretary of the Company not later than July 5, 2021 nor earlier than June 5, 2021; provided, that if the date of 2021 annual meeting is advanced by more than thirty days from the one year anniversary of this Annual Meeting, notice to be timely must be received not earlier than the 90th day prior to the 2021 annual meeting and not later than the close of business on the later of (1) the 60th day prior to the 2021 annual meeting or (2) the 10th day following the date on which notice of the date of the 2021 annual meeting was mailed or public disclosure thereof was made, whichever first occurs. Any such proposal or nomination must include the information required under our Bylaws with respect to each proposal or nomination and the shareholder making such proposal or nomination. Notices of intention to present proposals at next year’s annual general meeting should be addressed to Edwin J. Sapienza, Secretary, Trans World Entertainment, 2818 N. Sullivan Road, Suite 30, Spokane, WA 99216.
By Order of the Board of Directors,

Edwin J. Sapienza, Secretary
July 15, 2020

Appendix A
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TRANS WORLD ENTERTAINMENT CORPORATION
Under Section 805 of the Business Corporation Law
THE UNDERSIGNED, Kunal Chopra, being the Principal Executive Officer of Trans World Entertainment Corporation, hereby certifies:
1.	The current name of the corporation is Trans World Entertainment Corporation (the “Corporation”). The Corporation was originally incorporated under the name of Trans-World Music Corp.
2.
The Certificate of Incorporation of the Corporation was filed by the Department of State on February 7, 1972, and has been amended at various times by action of the Board of Directors and shareholders of the Corporation.

3.	The amendment effected by this certificate of amendment is as follows:
Paragraph FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
“FIRST: The name of the corporation is Kaspien Holdings Inc.”
The first paragraph of paragraph NINTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“NINTH: 1) The number of Directors of the Corporation shall be three. A Director shall hold office until his or her successor shall be elected and qualified, subject to prior death, resignation, retirement or removal from office. In no case will a decrease in the number of Directors shorten the term of any incumbent director.”

Paragraph TENTH is added in the following form:

“TENTH: Any action permitted to be taken by the shareholders of the Corporation may be taken without a meeting by written consent, signed by not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted.”

Paragraph ELEVENTH is added in the following form:
ELEVENTH: Restrictions on Transfers.
(a)	Definitions. For purposes of this ELEVENTH paragraph, the following terms shall have the following meanings:

“Acquiring Person” shall mean any Person who or which is or becomes a Five-Percent Stockholder (other than by reason of Treasury Regulation Section 1.382-2T(j)(3)(i) or solely as a result of a transaction in which no “5-percent shareholder” (as defined in Section 382 of the Code and Treasury Regulations thereunder) experiences an increase in its percentage stock ownership interest of the Corporation, as determined in accordance with Treasury Regulation Sections 1.382-2(a), 1.382-2T(g), (h), (j) and (k), 1.382-3(a) and (j) and 1.382-4(d)), whether or not such Person continues to be a Five-Percent Shareholder, but shall not include (i) any Grandfathered Person and (ii) any Person who or which the Board of Directors of the Corporation determines, in its sole discretion, has inadvertently become a Five-Percent Shareholder (or has inadvertently failed to continue to qualify as a Grandfathered Person), so long as such Person promptly enters into, and delivers to the Corporation, an irrevocable commitment promptly to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Corporation Securities so that such Person’s Percentage Stock Ownership is less than 5% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person, the Corporation Securities that caused such Person to so fail to qualify as a Grandfathered Person).

“Agent” shall mean an agent designated by the Board of Directors of the Corporation.
“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Corporation Securities” shall mean (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) options (within the meaning of Treasury Regulations Section l.382-4(d)(9)) to purchase Corporation Securities, and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulations Section 1.382-2T(f)(18), or any successor provision.

“Effective Date” shall mean March 31, 2020.
“Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

“Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section l.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Treasury Regulations Section 1.382-2T(f)) of the Corporation if (A) that Person has a “public group” or individual, or (B) a “higher tier entity” of that Person has a “public group” or individual, that, in each case, is treated as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulations Section l .382-2T(g).

“Grandfathered Person” shall mean (i) any Person who would otherwise qualify as an Acquiring Person as of immediately prior to the Effective Date, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one percentage point over such Person’s Percentage Stock Ownership immediately prior to the Effective Date or, if lower, such Person’s Percentage Stock Ownership thereafter, other than any increase pursuant to or as a result of (A) the exercise of any option, warrant or convertible instrument to purchase Corporation Securities that such Person held as of immediately prior to the Effective Date, (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Corporation or (C) any redemption or repurchase of Corporation Securities by the Corporation; and (ii) any Person who would otherwise qualify as an Acquiring Person as a result of a redemption or repurchase of Corporation Securities by the Corporation, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one percentage point over such Person’s lowest Percentage Stock Ownership on or after the date of such redemption or repurchase, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Corporation or (B) any redemption or repurchase of Corporation Securities by the Corporation subsequent to the original redemption or repurchase.

“Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulations Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), l.382-3(a), 1.382-3(j) and l.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulations Section 1.382-2T(h)(2)(i)(A).

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of Treasury Regulations Section l.382-3(a) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

“Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.
“Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this ELEVENTH paragraph
“Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

“Restriction Release Date” shall mean the earlier of (i) the repeal of Section 382 of the Code (and any comparable successor provision) and (ii) the earliest date on which the Board of Directors determines that (1) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (2) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition and shall also include the creation or grant of an option (within the meaning of Treasury Regulations Section l .382- 4(d)(9)). A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation, the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation, and the exercise of a Warrant, but only to the extent that there has not been a change in the direct or indirect ownership of such Warrant after the Effective Date.

“Treasury Regulation” shall mean the income tax regulations (whether temporary or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

“Warrant” shall mean any of the warrants issued to Alimco Re Ltd., RJHDC, LLC, Kick-Start III, LLC or Kick-Start IV, LLC, on March 30, 2020.
(b)
Restrictions on Transfer. In order to preserve the Tax Benefits, subject to sub-section (c) of this ELEVENTH paragraph, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), any Person or group of Persons shall become an Acquiring Person. Notwithstanding the foregoing, nothing in this ELEVENTH paragraph shall prevent a Person that is a member of a public group of the Corporation (as defined in Treasury Regulation Section 1.382-2T(f)(13)) from transferring Corporation Securities to a new or existing public group of the Corporation.

(c)	Certain Exceptions.
i.  The restrictions set forth in sub-section (b) of this ELEVENTH paragraph shall not apply to a proposed Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in accordance with the procedures set forth in this sub-section (c) of ELEVENTH paragraph. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this sub-section (c) of ELEVENTH paragraph, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a “Restricted Transferor”) shall request in writing (a “Request”) that the Board of Directors review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this sub-section (c) of ELEVENTH paragraph.
ii.  A request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.
iii.  A request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of

Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Board of Directors authorize, if appropriate, such Transfer pursuant to this sub-section (c) of ELEVENTH paragraph.
iv.  The Board of Directors shall use reasonable best efforts to make a determination to authorize or deny any Request on or before the tenth business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this sub-section (c) of ELEVENTH paragraph, such later date as reasonably determined by the Board of Directors in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation.
v.  The Board of Directors may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its shareholders. For purposes of this determination, the Board of Directors may consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts. Any determination by the Board of Directors not to authorize a proposed Transfer of Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively.
vi.  In addition, the Board of Directors may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted Transferor as to such matters as the Board of Directors may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Board of Directors that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits under Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation and its shareholders. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Board of Directors shall reimburse the Corporation, on demand, for all costs and expenses (including, without limitation, expenses of counsel and/or tax advisors) incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, such costs and expenses incurred in determining whether to authorize the proposed Transfer.
vii.  The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of the Board of Directors’ determination to authorize or deny the Transfer described in the Request.
viii.  If the Board of Directors authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.
(d)	Treatment of Excess Securities.
i.  No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to sub-section (d)(iii) of this ELEVENTH paragraph or until approval is obtained under sub-section (c) of this ELEVENTH paragraph. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provision of this sub-section (d)(i) or Section (d)(iii) shall also be a Prohibited Transfer.
ii.  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement ELEVENTH paragraph, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by sub-section (b) of this ELEVENTH paragraph as a condition to registering any Transfer.
iii.  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to sub-section (d)(iv) of this ELEVENTH paragraph if the Agent rather than the Purported Transferee had resold the Excess Securities.
iv.  The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows:
(A)  first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;
(B)  second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and
(C)  third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 50l(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors; provided, however, that if the Excess Securities (including, without limitation, any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 5-percent or greater Percentage Stock Ownership interest in the Corporation, then such remaining amounts shall be paid to two or more organizations qualifying under Section 50l(c)(3) selected by the Board of Directors such that no organization qualifying under Section 501(c)(3) of the Code shall possess Percentage Stock Ownership in the Corporation in excess of 5-percent. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to this sub-section (d)(iv) of ELEVENTH paragraph. In no event shall the proceeds of any sale of Excess Securities pursuant to this ELEVENTH paragraph inure to the benefit of the Corporation.
(e)	Board Determinations.
i.  The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this ELEVENTH paragraph, including, without limitation:
(A)  the identification of Five-Percent Shareholders;
(B)  whether a Transfer is a Prohibited Transfer;
(C)   the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder;
(D)   whether an instrument constitutes a Corporation Security;
(E)   the amount (or fair market value) due to a Purported Transferee pursuant to clause (B) of sub-section (d)(iv) of this ELEVENTH paragraph;
(F)   whether compliance with any restriction or limitation on stock ownership and transfers set forth in this ELEVENTH paragraph is no longer required; and
(G)   any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ELEVENTH paragraph.
ii.  Nothing contained in this ELEVENTH paragraph shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits, including without limitation implementing and enforcing the provisions of this ELEVENTH paragraph. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, subject to Section 601 of the New York Business Corporation Law, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this ELEVENTH paragraph, provided that, such ownership interest percentages may only be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations, (B) modify the definitions of any terms set forth in this ELEVENTH paragraph, or (C) modify the terms of this ELEVENTH paragraph as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further notwithstanding the first sentence of this sub-section (e)(ii) of ELEVENTH paragraph, the Corporation shall not be entitled to modify the terms of this ELEVENTH paragraph in order to accelerate or extend the Restriction Release Date.
iii.  In the case of an ambiguity in the application of any of the provisions of this ELEVENTH paragraph, including, without limitation, any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this ELEVENTH paragraph requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ELEVENTH paragraph. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all purposes of this ELEVENTH paragraph. The Board of Directors may delegate all or any portion of its duties and powers under this ELEVENTH paragraph to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may delegate the authority granted by this ELEVENTH paragraph through duly authorized officers or agents of the Corporation. Nothing in this ELEVENTH paragraph shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(f)
Securities Exchange Transactions. Nothing in this ELEVENTH paragraph (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to sub-section (c) of ELEVENTH paragraph) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this ELEVENTH paragraph and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this ELEVENTH paragraph.

(g)
Legal Proceedings. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand, then the Corporation may promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including, without limitation, the institution of legal proceedings to compel the surrender. Nothing in this section shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ELEVENTH paragraph being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this ELEVENTH paragraph.

(h)
Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this ELEVENTH paragraph who knowingly violates the provisions of this ELEVENTH paragraph and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(i)
Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO THE ELEVENTH PARAGRAPH OF THE CERTIFICATE OF INCORPORATION (AS AMENDED) AND SECTION 6.7 OF THE BY-LAWS OF KASPIEN HOLDINGS INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.
(j)
Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this ELEVENTH paragraph, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by, any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(k)
Benefits of ELEVENTH paragraph. Nothing in this ELEVENTH paragraph shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this ELEVENTH paragraph. This ELEVENTH paragraph shall be for the sole and exclusive benefit of the Corporation and the Agent.

(l)
Severability. The purpose of this ELEVENTH paragraph is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this ELEVENTH paragraph or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ELEVENTH paragraph.

(m)
Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this ELEVENTH paragraph, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

4.
The foregoing amendments to the Certificate of Incorporation were authorized by the vote of the Board of Directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

Name: Kunal Chopra
Title: Principal Executive Officer

Appendix B
AMENDMENT NO. 2 TO
BY-LAWS OF
KASPIEN HOLDINGS INC.
The By-Laws of Kaspien Holdings Inc. (f/k/a Trans World Entertainment Corporation), a New York corporation, are hereby amended, effective [______], 2020, by:
1.	Inserting the following as Section 1.8:
“SECTION 1.8. SHAREHOLDER ACTION WITHOUT MEETING.
Any action permitted to be taken by the shareholders of the Corporation may be taken without a meeting by written consent, signed by not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted.”
2.	Amending Section 2.1 to read in its entirely as follows:
“SECTION 2.1. NUMBER AND TERM OF OFFICE.
The business, property, and affairs of the Corporation shall be managed under the direction of its Board of Directors. The number of directors of the Corporation shall be three. A director shall hold office until his or her successor shall be elected and qualified, subject to prior death, resignation, retirement or removal from office. In no case will a decrease in the number of directors shorten the term of any incumbent director.”
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Trans World Entertainment Corporation

VOTE

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Your vote matters – here's how to vote!

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 6.

1. Election of Directors:

01 - Jonathan Marcus   02 - W. Michael Reickert   03 - Tom Simpson

☐ Mark here to vote **FOR** all nominees

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☐ For All **EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐

7. In their discretion, the Proxies are authorized to vote upon all other matters that properly may be presented at the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2020 Annual Meeting of Shareholders of Trans World Entertainment Corporation will be held on Thursday, September 3, 2020 at 10:00 A.M. PST, virtually via the internet at www.meetingcenter.io/219588432.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Trans World Entertainment Corporation

Notice of 2020 Annual Meeting of Shareholders

Trans World Entertainment
2828 N. Sullivan Road, Suite 30
Spokane, WA 99216
Proxy Solicited by Board of Directors for Annual Meeting — September 3, 2020

Jonathan Marcus and Edwin J. Sapienza, or any of them (each, a "Proxy" and together the "Proxies"), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Trans World Entertainment Corporation to be held on September 3, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed herein. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, For Item 2, FOR Item 3, FOR Item 4, FOR Item 5 and FOR Item 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
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